Exhibit 99.1

FOR IMMEDIATE RELEASE
For:  Cathay General Bancorp                               Contact: Heng W. Chen
      777 N. Broadway                                      (213) 625-4752
      Los Angeles, CA 90012

       CATHAY GENERAL BANCORP ANNOUNCES RECORD EARNINGS OF $25.7 MILLION,
                   OR $0.51 PER SHARE, IN SECOND QUARTER 2005

     Los Angeles, Calif., July 21: Cathay General Bancorp (the "Company",
NASDAQ: CATY), the holding company for Cathay Bank (the "Bank"), today announced results for the second quarter of 2005.

STRONG FINANCIAL PERFORMANCE

                                                Second Quarter 2005   Second Quarter 2004
     ------------------------------------------------------------------------------------
     Net income                                 $      25.7 million   $      22.1 million
     Basic earnings per share                   $              0.51   $              0.44
     Diluted earnings per share                 $              0.51   $              0.44
     Return on average assets                                  1.68%                 1.55%
     Return on average stockholders' equity                   14.07%                13.88%
     Efficiency ratio                                         37.08%                38.62%

SECOND QUARTER HIGHLIGHTS

..    Second quarter earnings increased $3.6 million, or 16.2%, compared to the same quarter a year ago.
..    Fully diluted earnings per share reached $0.51, increasing 15.9% compared to the same quarter a year ago.
..    Gross loans increased from March 31, 2005, by $169.6 million, or 4.2%.
..    Deposits increased by $150.1 million, or 3.2%, from March 31, 2005.
..    Return on average stockholders' equity was 14.07% for the quarter ended
     June 30, 2005 as well as the quarter ended March 31, 2005.
..    Return on average assets was 1.68% for the quarter ended June 30, 2005, compared to 1.65% for the quarter ended March 31, 2005.
..    Non-performing loans decreased $2.2 million, or 12.1%, from March 31, 2005.
..    Net interest margin on a fully taxable equivalent basis was 4.22% compared to 4.02% for the same quarter a year ago and 4.22% for the first quarter of 2005.
..    Efficiency ratio was 37.1% for the second quarter of 2005 compared to 35.3%
     in the first quarter of 2005 and 38.6% in the second quarter of 2004.
..    Repurchased 715,142 shares during the second quarter at an average cost of
     $33.10.

     "Continued strong organic loan growth in all major loan categories, net credit recoveries, and a low efficiency ratio were the main factors that contributed to the record results," commented Dunson Cheng, Chairman of the Board, Chief Executive Officer and President of the Company.

     "We were very pleased with the excellent growth in deposits for the quarter, while maintaining our net interest margin," said Peter Wu, Executive Vice Chairman and Chief Operating Officer.

     "Our excess liquidity during the second quarter allowed the Bank to pay down advances from the Federal Home Loan Bank by $270 million during the second quarter. We believe that we are well positioned to fund the continued loan growth in the second half of the year and are optimistic that 2005 should be another record year for Cathay General Bancorp," concluded Dunson Cheng.

INCOME STATEMENT REVIEW

Net interest income before provision for loan losses

     Our net interest income before provision for loan losses increased to $59.2 million during the second quarter of 2005, or 13.4% higher than the $52.2 million during the same quarter a year ago. The increase was due primarily to the strong growth in loans.

     The net interest margin, on a fully taxable-equivalent basis, was 4.22% for both the first quarter and second quarter 2005. The net interest margin increased from 4.02% in the second quarter of 2004, primarily as a result of increases in short term interest rates.

     For the second quarter of 2005, the interest rate earned on our average interest-earning assets was 6.01% on a fully taxable-equivalent basis, and our cost of funds on average interest-bearing liabilities equaled 2.20%. In comparison, for the second quarter of 2004, the interest rate earned on our average interest-earning assets was 5.06% and our cost of funds on average interest-bearing liabilities equaled 1.27%.

Provision for loan losses

     The provision for loan losses was a negative $500,000 for the second quarter of 2005 compared to a $1.0 million provision for loan losses for the first quarter of 2005 and to no provision for the second quarter of 2004. The negative provision for loan losses was based on the review of the adequacy of the allowance for loan losses at June 30, 2005 which was favorably impacted by the net recoveries as well as the payoff of a number of loans with credit weaknesses during the second quarter of 2005. The provision for loan losses represents the charge or credit against current earnings that is determined by management, through a credit review process, as the amount needed to establish an allowance that management believes to be sufficient to absorb loan losses inherent in the Company's loan portfolio. The following table summarizes the charge-offs and recoveries for the quarters shown:

                                                  For the three months ended,
          ----------------------------------------------------------------------------
          (In thousands)                 June 30, 2005   March 31, 2005  June 30, 2004
          --------------------------------------------   --------------  -------------
          Charge-offs                    $         270   $        3,661  $         106
          Recoveries                               430            1,320            311
                                         -------------   --------------  -------------
          Net Charge-offs (Recoveries)   $        (160)  $        2,341  $        (205)
                                         -------------   --------------  -------------

Non-interest income

     Non-interest income, which includes revenues from service charges on deposit accounts, letters of credit commissions, securities gains (losses), gains (losses) on loan sales, wire transfer fees, and other sources of fee income, was $5.4 million for the second quarter of 2005, a decrease of $1.1 million, or 16.8%, compared to the non-interest income of $6.5 million for the second quarter of 2004.

     For the second quarter of 2005, the Company recorded net securities gains of $745,000 compared to $1.4 million of net gains for the same quarter in 2004.

     Letters of credit commissions decreased $222,000, or 18.2%, from $1.2 million in the second quarter of 2004 to $1.0 million in the second quarter of 2005 due primarily to lower letter of credit volumes and the amortization during 2005 of all standby LC fees received. Depository service fees decreased $269,000, or 16.3%, from $1.7 million in the second quarter of 2004 to $1.4 million in the second quarter of 2005 due to the increases in short term interest rates which resulted in lower account analysis fees collected from depositors. Other operating income increased $65,000, or 2.9%, from $2.2 million in the second quarter of 2004 to $2.3 million in the second quarter of 2005.

Non-interest expense

     Non-interest expense increased $1.3 million, or 5.6%, to $24.0 million in the second quarter of 2005 compared to the same quarter a year ago primarily due to increases in salaries and employee benefits expenses, occupancy expenses and operations of affordable housing investments. The efficiency ratio was 37.08% for the second quarter of 2005 compared to 38.62% in the year ago quarter. Salaries and employee benefits increased $397,000, or 3.1%, from $12.6 million in the second quarter of 2004 to $13.0 million in the second quarter of 2005 due primarily to the higher amortization expense for stock options. Occupancy expense increased by $364,000, or 20.2%, from $1.8 million in the second quarter of 2004 to $2.2 million in the second quarter of 2005, due primarily to the addition of two new branches and the writeoff of leasehold improvements for two closed branches. Professional services expenses increased $150,000, or 8.8%, from $1.7 million in the second quarter of 2004 to $1.9 million in the second quarter of 2005 due primarily to increases in external auditing expenses. Expenses from operations of affordable housing investments increased $300,000, or 46.4%, to $946,000 compared to $646,000 in the same quarter a year ago due to additional investments in affordable housing investments.

Income taxes

     The effective tax rate was 37.5% for the second quarter of 2005 and 38.6% for the second quarter of 2004. The effective tax rate was 38.3% for the six months ended June 30, 2005 compared to 38.4% for the six months ended June 30, 2004.

     On December 31, 2003, the California Franchise Tax Board (FTB) announced its intent to list certain transactions that in its view constitute potentially abusive tax shelters. Included in the transactions subject to this listing were transactions utilizing regulated investment companies (RICs) and real estate investment trusts (REITs). As part of the notification indicating the listed transactions, the FTB also indicated its position that it intends to disallow tax benefits associated with these transactions. While the Company continues to believe that the tax benefits recorded in three prior years with respect to its RIC were appropriate and fully defensible under California law, the Company has deemed it prudent to participate in Voluntary Compliance Initiative - Option 2, requiring payment of all California taxes and interest on these disputed 2000 through 2002 tax benefits, and permitting the Company to claim a refund for these years while avoiding certain potential penalties. The Company retains potential exposure for assertion of an accuracy-related penalty should the FTB prevail in its position in addition to the risk of not being successful in its refund claims. As of June 30, 2005, the Company reflected a $12.1 million net state tax receivable for the years 2000, 2001, and 2002 after giving effect to reserves for loss contingencies on the refund claims, or an equivalent of $7.9 million after giving effect to Federal tax benefits. The FTB is currently in the process of reviewing and assessing our refund claims for taxes and interest for tax years 2000 through 2002. Although the Company believes its tax deductions related to the regulated investment company were appropriate and fully defensible, there can be no assurance of the outcome of its refund claims, and an adverse outcome on the refund claims could result in a loss of all or a portion of the $7.9 million net state tax receivable after giving effect to Federal tax benefits.

BALANCE SHEET REVIEW

     Total assets decreased by $24.7 million, or 0.4%, to $6.07 billion at June 30, 2005 from year-end 2004 of $6.10 billion. The decrease in total assets was due primarily to sales of investment securities to fund loan growth and to pay down advances from the Federal Home Loan Bank.

     The growth of gross loans to $4.2 billion as of June 30, 2005, from $3.8 billion as of December 31, 2004, represents growth of $350.3 million, or 9.1%, due primarily to increases in commercial loans and commercial mortgage loans. The growth in gross loans during the second quarter was $169.6 million, or 4.2%.

     The changes in the loan composition from year-end 2004 are presented below:


     (Dollar in thousands)                   June 30, 2005   December 31, 2004      % Change
                                             -------------   -----------------   -------------
     LOANS
     Commercial                              $   1,045,436   $         955,377               9
     Residential mortgage and equity lines         375,715             331,727              13
     Commercial mortgage                         2,296,530           2,119,349               8
     Real estate construction                      450,572             412,611               9
     Installment                                    11,080              10,481               6
     Other                                           2,988               2,443              22
     -------------------------------------------------------------------------
       Gross loans and leases                $   4,182,321   $       3,831,988               9

     Allowance for loan losses                     (61,199)            (62,880)             (3)
     Unamortized deferred loan fees                (11,327)            (11,644)             (3)
     -------------------------------------------------------------------------
       Total loans and leases, net           $   4,109,795   $       3,757,464               9
     =========================================================================================

     Total deposits increased $233.6 million, or 5.1%, from December 31, 2004, and $150.1 million, or 3.2%, from March 31, 2005. The changes in the deposit composition from year-end 2004 are presented below:

     (Dollars in thousands)                  June 30, 2005   December 31, 2004      % Change
                                             -------------   -----------------   -------------
     DEPOSITS
     Non-interest-bearing demand deposits    $     692,421   $         674,791               3
     Interest-bearing demand deposits              748,323             842,293             (11)
     Savings deposits                              392,042             418,041              (6)
     Time deposits under $100                      624,428             539,811              16
     Time deposits of $100 or more               2,371,546           2,120,201              12
     -------------------------------------------------------------------------
       Total deposits                        $   4,828,760   $       4,595,137               5
     =========================================================================================

     Advances from the Federal Home Loan Bank decreased to $275.0 million at June 30, 2005, compared to $545.0 million at December 31, 2004. During the second quarter, the excess liquidity of the Bank generated from the sale of securities and the one year Anniversary Celebration CD promotion was used to repay maturing advances from Federal Home Loan Bank as well as funding loan growth.

ASSET QUALITY REVIEW

     Non-performing assets to gross loans decreased to 0.38% at June 30, 2005 from 0.59% at December 31, 2004 and 0.86% at June 30, 2004. Total non-performing assets decreased to $16.0 million at June 30, 2005, compared with $22.5 million at December 31, 2004 and $30.3 million at June 30, 2004. The allowance for loan losses amounted to $61.2 million at June 30, 2005, and represented the amount that the Company believes to be sufficient to absorb loan losses inherent in the Company's loan portfolio. The allowance for loan losses represented 1.46% of period-end gross loans and 383% of non-performing loans at June 30, 2005. The comparable ratios were 1.64% of gross loans and 280% of non-performing loans at December 31, 2004. Results of the changes to the Company's asset quality are highlighted below:

     (In thousands)                          June 30, 2005   December 31, 2004      % Change
                                             -------------   -----------------   -------------
     NON-PERFORMING ASSETS
     Accruing loans past due 90 days or more $       1,854   $           3,260             (43)
     Non-accrual loans                              14,121              19,211             (26)
     -------------------------------------------------------------------------
       Total non-performing loans                   15,975              22,471             (29)

     Other real estate owned                             -                   -               -
     -------------------------------------------------------------------------
       Total non-performing assets           $      15,975   $          22,471             (29)
     -------------------------------------------------------------------------
     Troubled debt restructurings            $         991   $           1,006              (1)
     =========================================================================

     The following table presents the types of non-accrual loans as of the dates indicated:

     (In thousands)                          June 30, 2005   December 31, 2004     Net change
                                             -------------   -----------------   -------------
     TYPE OF NON-ACCRUAL LOAN
     Construction                            $           -   $           1,181   $      (1,181)
     Single/ multi-family Residence                     69                  69               -
     Commercial real estate                          3,839               3,816              23
     Commercial and industrial                      10,213              14,114          (3,901)
     Other                                               -                  31             (31)
     -----------------------------------------------------------------------------------------
       Total                                 $      14,121   $          19,211   $      (5,090)
     -----------------------------------------------------------------------------------------

CAPITAL ADEQUACY REVIEW

     The Tier 1 risk-based capital ratio of 10.60%, total risk-based capital ratio of 11.83%, and Tier 1 leverage capital ratio of 9.03%, continues to place the Company in the "well capitalized" category, which is defined as institutions with a total risk-based capital ratio equal to or greater than ten percent, a Tier 1 risk-based capital ratio equal to or greater than six percent, and a Tier 1 leverage capital ratio equal to or greater than five percent. At June 30, 2004, the Company's Tier 1 risk-based capital ratio was 10.33%, the total risk-based capital ratio was 11.58%, and Tier 1 leverage capital ratio was 8.06%.

     During the second quarter of 2005, the Company repurchased 715,142 shares of its common stock at a total cost of $23.7 million. For the first half of 2005, the Company repurchased 738,542 shares of its common stock for $24.5 million. At June 30, 2005, 451,698 shares remain under the Company's latest stock buyback authorization which was announced on March 18, 2005.

YEAR-TO-DATE REVIEW

     Net income was $50.7 million, or $0.99 per diluted share for the six months ended June 30, 2005, an increase of 20.6% in net income over the $42.0 million, or $0.84 per diluted share for the same period a year ago due primarily to increases in net interest income. The net interest margin for the six months ended June 30, 2005, increased 18 basis points to 4.22% compared to 4.04% in the same period a year ago.

     Return on average stockholders' equity was 14.02% and return on average assets was 1.66% for the six months of 2005, compared to a return on average stockholders' equity of 13.30% and a return on average assets of 1.50% for the six months ended June 30, 2004. The efficiency ratio for the six months ended June 30, 2005 was 36.17% compared to 40.22% during the same period a year ago.

ABOUT CATHAY GENERAL BANCORP

     Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 29 branches in California, four branches in New York State, one in Massachusetts, one in Houston, Texas, one in Washington State, and representative offices in Taipei, Hong Kong and Shanghai. Cathay Bank's website is found at http://www.cathaybank.com/.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

     Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, such words as "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "should," "could," "predicts," "potential," "continue," or the negative of such terms and other comparable terminology or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements, of Cathay General Bancorp to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: the company's ability to realize the benefits of its merger with GBC Bancorp, expansion into new markets, fluctuations in interest rates, demographic changes, inflation, increases in competition, deterioration in asset or credit quality, earthquake or other natural disasters affecting the condition of real estate collateral, changes in the availability of capital, legislative and regulatory developments, such as the potential effects of California tax legislation enacted in late 2003 and the subsequent Franchise Tax Board announcement on December 31, 2003, regarding the taxation of real estate investment trusts and registered investment companies, and of the memorandum of understanding between Cathay Bank and the Federal Deposit Insurance Corporation relating to Cathay Bank's compliance with certain provisions of the Bank Secrecy Act, changes in business strategy, including the formation of a real estate investment trust, and general economic or business conditions in California and other regions where Cathay Bank has operations, such as the impact of the California budget deficit.

These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2004, its reports and registration statements filed (including those filed by GBC Bancorp prior to the merger) with the Securities and Exchange Commission ("SEC") and other filings it makes in the future with the SEC from time to time. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statements or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events.

Cathay General Bancorp's filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 777 N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations (213) 625-4749.

                             CATHAY GENERAL BANCORP
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                          Three months ended June 30,              Six months ended June 30,
                                                   ---------------------------------------   -------------------------------------
(Dollars in thousands, except per share data)         2005           2004        % Change       2005           2004       % Change
----------------------------------------------------------------------------------------------------------------------------------
FINANCIAL PERFORMANCE
Net interest income before provision for
 loan losses                                       $    59,188   $    52,197            13   $   117,952   $   103,266          14
  Provision (reversal) for loan losses                    (500)            -          (100)          500             -         100
                                                   -------------------------                 -------------------------
    Net interest income after provision
     (reversal) for loan losses                         59,688        52,197            14       117,452       103,266          14
  Non-interest income                                    5,439         6,540           (17)       11,452        10,921           5
  Non-interest expense                                  23,964        22,683             6        46,807        45,928           2
                                                   -------------------------                 -------------------------
  Income before income tax expense                      41,163        36,054            14        82,097        68,259          20
  Income tax expense                                    15,429        13,910            11        31,403        26,212          20
                                                   -------------------------                 -------------------------
  Net income                                       $    25,734   $    22,144            16   $    50,694   $    42,047          21
                                                   =========================                 =========================

  Net income per common share:
    Basic                                          $      0.51   $      0.44            16   $      1.00   $      0.85          18
    Diluted                                        $      0.51   $      0.44            16   $      0.99   $      0.84          18

Cash dividends paid per common share               $      0.09   $      0.07            29   $      0.18   $      0.14          29

==================================================================================================================================

SELECTED RATIOS
  Return on average assets                                1.68%         1.55%            8          1.66%         1.50%         11
  Return on average stockholders' equity                 14.07%        13.88%            1         14.02%        13.30%          5
  Efficiency ratio                                       37.08%        38.62%           (4)        36.17%        40.22%        (10)
  Dividend payout ratio                                  17.76%        15.72%           13         18.01%        16.54%          9

==================================================================================================================================

YIELD ANALYSIS (Fully taxable equivalent)
  Total interest-earning assets                           6.01%         5.06%           19          5.90%         5.08%         16
  Total interest-bearing liabilities                      2.20%         1.27%           73          2.06%         1.26%         63
  Net interest spread                                     3.81%         3.79%            1          3.84%         3.82%          1
  Net interest margin, tax-equivalent                     4.22%         4.02%            5          4.22%         4.04%          4

==================================================================================================================================

CAPITAL RATIOS                                     June 30, 2005      December 31, 2004      June 30, 2004
                                                   --------------------------------------------------------
  Tier 1 risk-based capital ratio                          10.60%                 10.78%             10.33%
  Total risk-based capital ratio                           11.83%                 12.03%             11.58%
  Tier 1 leverage capital ratio                             9.03%                  8.86%              8.06%

                                     (more)

                             CATHAY GENERAL BANCORP
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(In thousands, except share and per share data)                  June 30, 2005   December 31, 2004     % change
----------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                          $      90,715   $          86,133             5
Securities available-for-sale (amortized cost of $1,439,437 in
 2005 and $1,811,891 in 2004)                                        1,437,382           1,817,942           (21)
Loans                                                                4,182,321           3,831,988             9
  Less: Allowance for loan losses                                      (61,199)            (62,880)           (3)
         Unamortized deferred loan fees, net                           (11,327)            (11,644)           (3)
--------------------------------------------------------------------------------------------------
         Loans, net                                                  4,109,795           3,757,464             9
Affordable housing investments, net                                     49,272              45,145             9
Premises and equipment, net                                             34,166              33,421             2
Customers' liability on acceptances                                     20,341              14,368            42
Accrued interest receivable                                             21,181              21,712            (2)
Goodwill                                                               240,697             241,013            (0)
Other intangible assets, net                                            44,336              47,494            (7)
Other assets                                                            25,417              33,313           (24)
--------------------------------------------------------------------------------------------------
  Total assets                                                   $   6,073,302   $       6,098,005            (0)
==================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Non-interest-bearing demand deposits                           $     692,421   $         674,791             3
  Interest-bearing deposits:
    NOW deposits                                                       245,424             253,767            (3)
    Money market deposits                                              502,899             588,526           (15)
    Savings deposits                                                   392,042             418,041            (6)
    Time deposits under $100                                           624,428             539,811            16
    Time deposits of $100 or more                                    2,371,546           2,120,201            12
--------------------------------------------------------------------------------------------------
    Total deposits                                                   4,828,760           4,595,137             5
--------------------------------------------------------------------------------------------------
Federal funds purchased and securities sold
 under agreement to repurchase                                          85,000              91,000            (7)
Advances from the Federal Home Loan Bank                               275,000             545,000           (50)
Other borrowings                                                        27,780              17,116            62
Junior subordinated notes                                               53,946              53,916             0
Acceptances outstanding                                                 20,341              14,368            42
Minority interest in consolidated subsidiaries                           8,501               8,620            (1)
Other liabilities                                                       39,155              56,855           (31)
--------------------------------------------------------------------------------------------------
  Total liabilities                                                  5,338,483           5,382,012            (1)
--------------------------------------------------------------------------------------------------
  Commitments and contingencies                                              -                   -             -
--------------------------------------------------------------------------------------------------
  Total stockholders' equity                                           734,819             715,993             3
--------------------------------------------------------------------------------------------------
  Total liabilities and stockholders' equity                     $   6,073,302   $       6,098,005            (0)
==================================================================================================

Book value per share                                             $       14.67   $           14.13             4
Number of shares outstanding                                        50,099,511          50,677,896

                                     (more)

                             CATHAY GENERAL BANCORP
   CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)
                                   (Unaudited)

                                                          Three months ended June 30,      Six months ended June 30,
                                                         ----------------------------    ----------------------------
(In thousands, except share and per share data)              2005            2004            2005           2004
-------------------------------------------------------------------------------------    ----------------------------
INTEREST INCOME
Interest on loans                                        $     67,268    $     47,770    $    128,522    $     93,229
Interest on securities available-for-sale - taxable            15,948          17,093          34,180          34,659
Interest on securities available-for-sale - nontaxable            940             921           1,923           1,820
Dividend income                                                   203              86             303             200
Interest on federal funds sold and securities
 purchased under agreements to resell                             190              27             211              77
Interest on deposits with banks                                   102              35             180              65
-------------------------------------------------------------------------------------    ----------------------------
Total interest income                                          84,651          65,932         165,319         130,050
-------------------------------------------------------------------------------------    ----------------------------
INTEREST EXPENSE
Time deposits of $100 or more                                  12,663           7,391          22,854          14,625
Other deposits                                                  8,589           3,932          15,456           7,665
Other borrowed funds                                            4,211           2,412           9,057           4,494
-------------------------------------------------------------------------------------    ----------------------------
Total interest expense                                         25,463          13,735          47,367          26,784
-------------------------------------------------------------------------------------    ----------------------------
Net interest income before provision for loan losses           59,188          52,197         117,952         103,266
Provision (reversal) for loan losses                             (500)              -             500               -
-------------------------------------------------------------------------------------    ----------------------------
Net interest income after provision (reversal)
 for loan losses                                               59,688          52,197         117,452         103,266
-------------------------------------------------------------------------------------    ----------------------------
NON-INTEREST INCOME
Securities gains, net                                             745           1,420           1,122           1,218
Letters of credit commissions                                   1,001           1,223           2,036           2,225
Depository service fees                                         1,385           1,654           2,896           3,296
Gains on sale of premises and equipment                             -               -             958               -
Other operating income                                          2,308           2,243           4,440           4,182
-------------------------------------------------------------------------------------    ----------------------------
Total non-interest income                                       5,439           6,540          11,452          10,921
-------------------------------------------------------------------------------------    ----------------------------
NON-INTEREST EXPENSE
Salaries and employee benefits                                 13,021          12,624          25,442          24,567
Occupancy expense                                               2,168           1,804           4,177           3,933
Computer and equipment expense                                  1,825           1,817           3,574           3,850
Professional services expense                                   1,863           1,713           3,386           3,245
FDIC and State assessments                                        244             263             496             533
Marketing expense                                                 695             516           1,155           1,215
Other real estate owned expense (income)                            1              39            (103)            516
Operations of affordable housing investments                      946             646           1,965           1,395
Amortization of core deposit intangibles                        1,404           1,333           3,146           2,667
Other operating expense                                         1,797           1,928           3,569           4,007
-------------------------------------------------------------------------------------    ----------------------------
Total non-interest expense                                     23,964          22,683          46,807          45,928
-------------------------------------------------------------------------------------    ----------------------------
Income before income tax expense                               41,163          36,054          82,097          68,259
Income tax expense                                             15,429          13,910          31,403          26,212
-------------------------------------------------------------------------------------    ----------------------------
Net income                                                     25,734          22,144          50,694          42,047
-------------------------------------------------------------------------------------    ----------------------------
Other comprehensive income (loss), net of tax                   9,078         (24,663)         (4,819)        (16,786)
-------------------------------------------------------------------------------------    ----------------------------
Total comprehensive income (loss)                        $     34,812    $     (2,519)   $     45,875    $     25,261
=====================================================================================    ============================
Net income per common share:
  Basic                                                  $       0.51    $       0.44    $       1.00    $       0.85
  Diluted                                                $       0.51    $       0.44    $       0.99    $       0.84

Cash dividends paid per common share                     $       0.09    $       0.07    $       0.18    $       0.14
Basic average common shares outstanding                    50,497,321      49,762,348      50,601,527      49,716,824
Diluted average common shares outstanding                  50,868,919      50,319,188      51,038,046      50,252,246

                                     (more)

                             CATHAY GENERAL BANCORP
         AVERAGE BALANCES - SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

                                                                          For the three months ended,
-----------------------------------------------------------------------------------------------------------------------------------
(In thousands)                                      June 30, 2005                June 30, 2004                 March 31, 2005
-----------------------------------------------------------------------   ---------------------------   ---------------------------
                                              Average         Average       Average         Average       Average         Average
                                              Balance       Yield/Rate      Balance       Yield/Rate      Balance       Yield/Rate
                                                              (1) (2)                       (1) (2)                       (1) (2)
                                            ---------------------------   ----------------------------------------------------------
INTEREST-EARNING ASSETS
Federal funds sold and securities
 purchased under agreements to resell       $     25,730           2.95%  $     16,462           0.66%  $      3,589           2.44%
Taxable securities available-for-sale          1,481,568           4.32%     1,675,233           4.10%     1,666,156           4.44%
Tax-exempt securities
 available-for-sale (1)                          104,517           6.62%       105,219           6.05%       108,340           6.18%
Loans and leases (2)                           4,063,720           6.64%     3,478,180           5.52%     3,913,722           6.35%
Deposits with banks                                9,178           4.47%         5,900           2.39%         8,001           3.93%
-----------------------------------------------------------------------   ---------------------------   ---------------------------
  Total interest-earning assets             $  5,684,713           6.01%  $  5,280,994           5.06%  $  5,699,808           5.78%
-----------------------------------------------------------------------   ---------------------------   ---------------------------
INTEREST-BEARING LIABILITIES
Interest-bearing demand deposits            $    781,345           0.98%  $    873,219           0.57%  $    831,076           0.90%
Savings deposits                                 398,181           0.40%       423,052           0.30%       408,580           0.37%
Time deposits                                  2,924,412           2.60%     2,465,099           1.59%     2,708,770           2.22%
                                            ---------------------------   ---------------------------   ---------------------------
  Total interest-bearing deposits           $  4,103,938           2.08%  $  3,761,370           1.21%  $  3,948,426           1.75%
Other borrowed funds                             535,030           3.16%       572,163           1.70%       695,951           2.82%
                                            ---------------------------   ---------------------------   ---------------------------
  Total interest-bearing liabilities           4,638,968           2.20%     4,333,533           1.27%     4,644,377           1.91%
                                                           ------------                  ------------                  ------------
Non-interest-bearing demand deposits             688,582                       659,806                       692,147
--------------------------------------------------------                  ------------                  ------------
  Total deposits and other borrowed funds   $  5,327,550                  $  4,993,339                  $  5,336,524
--------------------------------------------------------                  ------------                  ------------
Total average assets                        $  6,142,639                  $  5,731,908                  $  6,149,260
Total average stockholders' equity          $    733,666                  $    641,866                  $    719,235
--------------------------------------------------------                  ------------                  ------------

                                                            For the six months ended,
-----------------------------------------------------------------------------------------------------
(In thousands)                                      June 30, 2005                June 30, 2004
-----------------------------------------------------------------------   ---------------------------
                                              Average         Average       Average        Average
                                              Balance       Yield/Rate      Balance       Yield/Rate
                                                              (1) (2)                      (1) (2)
                                            ---------------------------   ---------------------------
INTEREST-EARNING ASSETS
Federal funds sold and securities
 purchased under agreements to resell       $     14,721           2.89%  $     20,275           0.77%
Taxable securities available-for-sale          1,573,352           4.38%     1,659,606           4.20%
Tax-exempt securities
 available-for-sale (1)                          106,418           6.40%       102,750           6.11%
Loans and leases                               3,989,136           6.50%     3,404,344           5.51%
Deposits with banks                                8,593           4.22%         5,489           2.38%
-----------------------------------------------------------------------   ---------------------------
  Total interest-earning assets             $  5,692,220           5.90%  $  5,192,464           5.08%
-----------------------------------------------------------------------   ---------------------------
INTEREST-BEARING LIABILITIES
Interest-bearing demand deposits            $    806,073           0.94%  $    901,685           0.58%
Savings deposits                                 403,352           0.39%       420,270           0.30%
Time deposits                                  2,817,187           2.42%     2,448,735           1.57%
                                            ---------------------------   ---------------------------
  Total interest-bearing deposits           $  4,026,612           1.92%  $  3,770,690           1.19%
Other borrowed funds                             615,046           2.97%       494,277           1.83%
                                            ---------------------------   ---------------------------
  Total interest-bearing liabilities           4,641,658           2.06%     4,264,967           1.26%
                                                           ------------                  ------------
Non-interest-bearing demand deposits             690,522                       647,387
--------------------------------------------------------                  ------------
  Total deposits and other borrowed funds   $  5,332,180                  $  4,912,354
--------------------------------------------------------                  ------------
Total average assets                        $  6,145,804                  $  5,633,222
Total average stockholders' equity          $    729,174                  $    635,990
--------------------------------------------------------                  ------------

(1) The average yield has been adjusted to a fully taxable-equivalent basis for certain securities of states and political subdivisions and other securities held using a statutory Federal income tax rate of 35%.
(2) Yields and amounts of interest earned include net loan fees. Non-accrual loans are included in the average balance.